Exhibit 5.1
October 31, 2006

Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, Connecticut 06902

Re:	Odyssey Re Holdings Corp. Registration Statement on Form S-1
Ladies and Gentlemen:
     I, Donald L. Smith, Senior Vice President, General Counsel and Corporate Secretary of Odyssey Re Holdings Corp., a Delaware corporation (the “Company”), licensed to practice law in the State of New York, am furnishing this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus, by the selling securityholder named in the Prospectus of up to 2,900,000 shares of common stock (the “Shares”) of the Company.
     I have examined the Registration Statement and the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.
     The opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I do not express any opinion herein concerning any other laws.
     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the Prospectus.

Very truly yours,

/s/ Donald L. Smith